Exhibit 5.1

COMMERCIAL LAW GROUP, P.C. ATTORNEYS & COUNSELORS	2725 OKLAHOMA TOWER # 210 PARK AVENUE OKLAHOMA CITY, OKLAHOMA 73102-5643 TELEPHONE: 405.232.3001 FACSIMILE: 405.232.5553

June 11, 2004

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Re:	Chesapeake Energy Corporation; Registration Statement on Form S-3; Our File No. 3520-0131

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about June 11, 2004. The Registration Statement covers the offer and sale of up to 313,250 shares of 4.125% cumulative convertible preferred stock of Chesapeake Energy Corporation (the “Preferred Stock”), and shares of common stock issuable upon conversion of the Preferred Stock (the “Common Stock”). The Preferred Stock and Common Stock will be offered for the accounts of the respective holders. We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

Based on the foregoing, we are of the opinion that:

(1) the Preferred Stock is validly issued, fully paid and nonassessable; and

(2) the Common Stock, when issued, will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the laws of the State of Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ COMMERCIAL LAW GROUP, P.C.

Commercial Law Group, P.C.